As filed with the Securities and Exchange Commission on November 14, 2011.

SEC File No. 333-109413

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Post-Effective Amendment No. 1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PhytoMedical Technologies, Inc.
(Name of Small Business Issuer in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

87-0429962
(I.R.S. Employer Identification Number)

100 Overlook Drive, 2nd Floor
Princeton, New Jersey 08540
Telephone: (800) 611-3388
(Address and telephone of registrant's executive office)

Enterprise Technologies, Inc. – 2001 Incentive Stock Plan
(Full title of the plan)

Amit Dang, President and Chief Executive Officer
Princeton, New Jersey 08540
Telephone: (800) 611-3388
(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.
Sierchio & Company, LLP
430 Park Avenue, Suite 702
New York, New York 10022
Telephone: (212) 246-3030
Facsimile: (212) 246-3039
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-109413 (the “Post-Effective Amendment”) is being filed to deregister certain shares of common stock par value $0.00001 (the “Shares”), of PhytoMedical Technologies, Inc. (the “Registrant”), that were registered for issuance pursuant to the Registrant’s 2001 Incentive Stock Plan (the “Plan”).

The Registration Statement on Form S-8 filed on October 2, 2003 (the “Registration Statement”), registered 10,000,000 shares issuable pursuant to the Plan, all of which are being deregistered under this Post-Effective Amendment. The Company confirms that no securities have been sold pursuant to the Registration Statement or the prospectus contained therein.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, NJ, on November 14, 2011.

PhytoMedical Technologies, Inc.

By:	/s/ Amit S. Dang
Name: Amit S. Dang
Title: President, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

By:	/s/ Amit S. Dang	Date: November 14, 2011
Name: Amit S. Dang
Title: President, Chief Executive Officer,
Chief Financial Officer and Director

By:	/s/ Jeet Sidhu	Date: November 14, 2011
Name: Jeet Sidhu
Title: Director